AGREEMENT FOR SALE OF BUSINESS ASSETS

This Agreement is made and entered into as of August 4, 2014, between Seattle Green Care ("SELLER"), a Washington State Non Profit Corporation, and Primco Management, Inc. ("BUYER"), a Delaware corporation. SELLER now owns and conducts a medical marijuana delivery business, under the trade name "Seattle Green Care" in the greater Seattle metropolitan area (the "Business").

<u>For valuable consideration, SELLER hereby agrees to sell and BUYER hereby agrees to purchase certain assets of said business for the following price and on the following terms and conditions:</u>

1. SELLER hereby sells and BUYER hereby purchases those certain assets of the Business as listed on Exhibit A, which is attached hereto and is a part of this Agreement.

2. BUYER agrees to pay SELLER the sum of Twelve Thousand Five Hundred Dollars ($12,500.00,) which SELLER agrees to accept as full payment for the assets listed on Exhibit "A".

3. At the closing BUYER shall deliver to SELLER the total amount of the Purchase Price by wire transfer and SELLER shall deliver to BUYER the assets listed on Exhibit "A." The closing shall take place at a mutually agreed time and place on or before Friday, August 15, 2014.

4. SELLER represents that it has good and marketable title to all of the assets shown on Exhibit A,

5. BUYER represents that he is financially capable of completing the purchase of these business assets and fully understands his obligations under this Agreement.

6. BUYER agrees and acknowledges that no representations have been made, orally or in writing, as to the suitability of the business assets which are the subject of this Agreement for BUYER'S intended use and no representations have been made to BUYER regarding potential success of BUYER in any business utilizing the assets which are the subject of this Agreement; BUYER has not relied upon any representations not explicitly made in this Agreement regarding the business assets which are the subject of this Agreement or the suitability of the business assets in any business to be operated by BUYER.

7. This agreement contains the entire agreement between BUYER and SELLER and supersedes any prior negotiations, discussions, correspondence or agreements; Neither BUYER nor SELLER has relied upon anything not specifically set forth in this agreement in making the decision to enter into this agreement.

8. No modification of this Agreement will be effective unless it is in writing and is signed by both BUYER and SELLER. This Agreement binds and benefits both BUYER and SELLER and any and all successors. Time is of the essence of this agreement. This Agreement shall be governed by the laws of the State of Washington without regard to any principles of conflict of laws.

Dated: August 3, 2014

Seattle Green Care ("SELLER")

By: ______________________

George Juarez

Primco Management, Inc. ("BUYER")

Dated: August 3, 2014

By: ______________________

David Michery

<u>**Exhibit A**</u>

<u>**Description of Asset**</u>

1. Domain name registration for SeattleGreenCare.com;
2. Telephone number (206) 501-4063;
3. WordPress files for website "www.SeattleGreenCare.com;
4. Vendor List;
5. Forms for business operation;
6. Seattle Green Care logo and collateral graphics;
8. Existing Seattle Green Care customer list;